Exhibit 99.1

Ooma Reports Fourth Quarter and Fiscal Year 2023 Financial Results

Sunnyvale, Calif., March 2, 2023 -- Ooma, Inc. (NYSE: OOMA), a smart communications platform for businesses and consumers, today released financial results for the fiscal fourth quarter and year ended January 31, 2023.

Fourth Quarter Fiscal 2023 Financial Highlights:

•
Revenue: Total revenue was $56.5 million, up 12% year-over-year. Subscription and services revenue increased to $52.6 million from $45.8 million in the fourth quarter of fiscal 2022, and was 93% of total revenue, primarily driven by the growth of Ooma Business and the acquisition of OnSIP.
•
Net Income/Loss: GAAP net loss was $0.4 million, or $0.02 per basic and diluted share, compared to GAAP net loss of $0.1 million, or $0.00 per basic and diluted share, in the fourth quarter of fiscal 2022. Non-GAAP net income was $4.1 million, or $0.16 per diluted share, compared to non-GAAP net income of $3.2 million, or $0.13 per diluted share in the prior year period.
•
Adjusted EBITDA: Adjusted EBITDA was $5.1 million, compared to $4.0 million in the fourth quarter of fiscal 2022.

Full Year Fiscal 2023 Financial Highlights:

•
Revenue: Total revenue was $216.2 million, up 12% year-over-year. Subscription and services revenue increased to $199.1 million from $175.9 million in fiscal 2022, and was 92% of total revenue, primarily driven by the growth of Ooma Business and the acquisition of OnSIP.
•
Net Income/Loss: GAAP net loss was $3.7 million, or $0.15 per basic and diluted share, compared to GAAP net loss of $1.8 million, or $0.07 per basic and diluted share, in fiscal 2022. GAAP net loss for fiscal 2023 includes a $1.4 million charge for consolidation of facilities, $1.5 million in acquisition-related transaction costs and a tax benefit for the release of a $2.1 million valuation allowance resulting from the recording of certain intangible assets associated with the acquisition of OnSIP in late July 2022. Non-GAAP net income was $13.6 million, or $0.54 per diluted share, compared to non-GAAP net income of $12.6 million, or $0.51 per diluted share in the prior fiscal year.
•
Adjusted EBITDA: Adjusted EBITDA was $17.4 million, compared to $15.6 million in fiscal 2022.

For more information about non-GAAP net income and Adjusted EBITDA, see the section below titled "Non-GAAP Financial Measures" and the reconciliation provided in this release.

“Ooma achieved solid fourth quarter results, with 12% revenue growth year-over-year and record non-GAAP net income, adjusted EBITDA and cash flow from operations,” said Eric Stang, chief executive officer of Ooma. “For the full fiscal 2023 year, Ooma also delivered 12% revenue growth, with business subscription and services revenue growing 24% year-over-year and residential subscription and services revenue growing 3% year-over-year. We enter our fiscal 2024 year with good cash flow, no debt, and multiple growth initiatives under way designed to drive profitable growth. These initiatives include continued investment in Ooma Office to serve small and medium sized customers, in Ooma Enterprise targeted at select verticals and customers who have custom requirements, in international expansion, and in our new AirDial solution targeted at replacing ageing and expensive copper POTS lines. Despite challenging economic conditions, we are excited about our outlook for fiscal 2024.”

Business Outlook:

For the first quarter of fiscal 2024, Ooma expects:

•
Total revenue in the range of $56.4 million to $56.9 million.
•
GAAP net loss in the range of $0.6 million to $0.9 million and GAAP net loss per share in the range of $0.03 to $0.04.
•
Non-GAAP net income in the range of $3.4 million to $3.7 million and non-GAAP net income per share in the range of $0.13 to $0.14.

For the full fiscal year 2024, Ooma expects:

•
Total revenue in the range of $235.5 million to $238.5 million.
•
GAAP net loss in the range of $0.9 million to $2.9 million, and GAAP net loss per share in the range of $0.04 to $0.12.
•
Non-GAAP net income in the range of $14.5 million to $16.5 million, and non-GAAP net income per share in the range of $0.55 to $0.63.

The following is a reconciliation of GAAP net loss to non-GAAP net income and GAAP basic and diluted net loss per share to non-GAAP diluted net income per share guidance for the first fiscal quarter ending April 30, 2023 and the fiscal year ending January 31, 2024 (in millions, except per share data):

	Projected range
	Three Months Ending	Fiscal Year Ending
	April 30, 2023	January 31, 2024
	(unaudited)
GAAP net loss	($0.6)-($0.9)	($0.9)-($2.9)
Stock-based compensation and related taxes	3.6	14.6
Amortization of intangible assets	0.7	2.8
Non-GAAP net income	$3.4-$3.7	$14.5-$16.5

GAAP net loss per share	($0.03)-($0.04)	($0.04)-($0.12)
Stock-based compensation and related taxes	0.14	0.56
Amortization of intangible assets	0.03	0.11
Non-GAAP net income per share	$0.13-$0.14	$0.55-$0.63

Weighted-average number of shares used in per share amounts:
Basic	25.2	25.6
Diluted	25.7	26.3

Conference Call Information:

Ooma will host a conference call and live webcast for analysts and investors today at 5:00 p.m. Eastern time. The news release with the financial results will be accessible from the company's website prior to the conference call.

Parties in the United States and Canada can access the call by dialing +1 (888) 550-5744, using conference ID 4726540. International parties can access the call by dialing +1 (646) 960-0223, using conference ID 4726540.

The webcast will be accessible on the Events and Presentations page of Ooma’s investor relations website, https://investors.ooma.com for a period of at least one year. A telephonic replay of the conference call will be available from approximately two hours after the call is completed or about 8:00 p.m. Eastern time on March 2, 2023 until 11:59 p.m. Eastern time Thursday, March 9, 2023. To access the replay, parties in the United States and Canada should call +1 (800) 770-2030 and use conference code 4726540. International parties should call +1 (647) 362-9199 and use conference code 4726540.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying tables contain certain non-GAAP financial measures, including: non-GAAP net income, non-GAAP net income per share, non-GAAP gross profit and gross margin, non-GAAP operating income, and Adjusted EBITDA. Adjusted EBITDA represents the net income before interest and other income, income tax benefit, depreciation and amortization of capital expenditures, amortization of intangible assets, acquisition-related transaction costs, facilities consolidation charges, and stock-based compensation expense and related taxes.

Other non-GAAP financial measures exclude stock-based compensation expense and related taxes, amortization of intangible assets, acquisition-related transaction costs, facilities consolidation charges and acquisition-related income tax benefit. For fiscal year 2023, facilities consolidation charges included asset write-downs related to leased office space assumed in connection with Ooma's acquisition of OnSIP in July 2022 that the company determined were not needed to support the future growth of its business. Non-GAAP weighted-average diluted shares include the effect of potentially dilutive securities from the company’s stock-based benefit plans.

These non-GAAP financial measures are presented to provide investors with additional information regarding our financial results and core business operations. Ooma considers these non-GAAP financial measures to be useful measures of the operating performance of the company, because they contain adjustments for unusual events or factors that do not directly affect what management considers to be Ooma's core operating performance and are used by the company's management for that purpose. Management also believes that these non-GAAP financial measures allow for a better evaluation of the company's performance by facilitating a meaningful comparison of the company's core operating results in a given period to those in prior and future periods. In addition, investors often use similar measures to evaluate the operating performance of a company.

Non-GAAP financial measures are presented for supplemental informational purposes only to aid an understanding of the company's operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies. A limitation of the non-GAAP financial measures presented is that the adjustments relate to items that the company generally expects to continue to recognize. The adjustment of these items should not be construed as an inference that the adjusted gains or expenses are unusual, infrequent or non-recurring. Therefore, both GAAP financial measures of Ooma's financial performance and the respective non-GAAP measures should be considered together. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure in the tables below.

Disclosure Information

Ooma uses the investor relations section on its website as a means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Ooma's investor relations website in addition to following Ooma's press releases, Securities and Exchange Commission (“SEC”) filings, and public conference calls and webcasts.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. In particular, the financial projections under “Business Outlook” and the statements contained in the quotations of our Chief Executive Officer with respect to expectations regarding the Company’s growth initiatives may constitute forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical facts and generally contain words such as "believes”, "expects”, "may”, "will”, "should”, "seeks”, "approximately”, "intends”, "plans”, "estimates”, "anticipates”, and other expressions that are predictions of or indicate future events. Although the forward-looking statements contained in this press release are based upon information available at the time the statements are made and reflect management's good faith beliefs, forward-looking statements inherently involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements to differ materially from anticipated future results. Important factors that could cause actual results to differ materially from expectations include, among others: our inability to attract new customers on a cost-effective basis; our inability to retain customers; our inability to realize expected returns from our investments made in connection with our international expansion efforts and development of new product features; failure to realize AirDial opportunities; intense competition; loss of key retailers and reseller partnerships; our reliance on vendors to manufacture the on-premise appliances and end-point devices we sell; our reliance on third parties for our network connectivity and co-location facilities; our reliance on third parties for some of our software development, quality assurance and operations; our reliance on third parties to provide the majority of our customer service and support representatives; and interruptions to our service. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law.

The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings which we make with the SEC from time to time, including the risk factors contained in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2022, filed with the SEC on December 9, 2022. The forward-looking statements in this press release are based on information available to Ooma as of the date hereof, and Ooma disclaims any obligation to update any forward-looking statements, except as required by law.

About Ooma, Inc.

Ooma (NYSE: OOMA) creates powerful connected experiences for businesses and consumers, delivered from its smart cloud-based SaaS platform. For businesses of all sizes, Ooma provides advanced voice and collaboration features including messaging, intelligent virtual attendants, and video conferencing to help them run more efficiently. For consumers, Ooma’s residential phone service provides PureVoice HD voice quality, advanced functionality and integration with mobile devices. Learn more at www.ooma.com or www.ooma.ca in Canada.

INVESTOR CONTACT:

Matthew S. Robison

Director of IR and Corporate Development

Ooma, Inc.

ir@ooma.com

(650) 300-1480

MEDIA CONTACT:

Mike Langberg

Director of Corporate Communications

Ooma, Inc.

press@ooma.com

(650) 566-6693

OOMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, amounts in thousands)

	January 31,	January 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$24,137	$19,667
Short-term investments	2,723	11,613
Accounts receivable, net	7,131	7,310
Inventories	26,246	13,841
Other current assets	14,368	13,598
Total current assets	74,605	66,029
Property and equipment, net	7,996	6,481
Operating lease right-of-use assets	12,702	14,396
Intangible assets, net	10,463	4,208
Goodwill	8,655	4,264
Other assets	16,584	13,875
Total assets	$131,005	$109,253

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$13,462	$7,507
Accrued expenses and other current liabilities	26,726	22,823
Deferred revenue	17,216	16,600
Total current liabilities	57,404	46,930
Long-term operating lease liabilities	10,426	11,194
Other liabilities	31	73
Total liabilities	67,861	58,197

Stockholders' equity:
Common stock	5	4
Additional paid-in capital	195,605	179,860
Accumulated other comprehensive loss	(23)	(20)
Accumulated deficit	(132,443)	(128,788)
Total stockholders' equity	63,144	51,056
Total liabilities and stockholders' equity	$131,005	$109,253

OOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except share and per share data)

	Three Months Ended		Fiscal Year Ended
	January 31, 2023	January 31, 2022	January 31, 2023	January 31, 2022
Revenue:
Subscription and services	$52,638	$45,781	$199,105	$175,942
Product and other	3,858	4,708	17,060	16,348
Total revenue	56,496	50,489	216,165	192,290

Cost of revenue:
Subscription and services	14,545	12,624	54,499	49,563
Product and other	5,992	7,058	24,018	24,289
Total cost of revenue	20,537	19,682	78,517	73,852
Gross profit	35,959	30,807	137,648	118,438

Operating expenses:
Sales and marketing	18,069	15,206	69,671	58,631
Research and development	11,824	10,003	45,939	38,193
General and administrative	6,563	5,725	27,795	23,544
Total operating expenses	36,456	30,934	143,405	120,368
Loss from operations	(497)	(127)	(5,757)	(1,930)
Interest and other income, net	188	28	332	179
Loss before income taxes	(309)	(99)	(5,425)	(1,751)
Income tax (provision) benefit	(108)	—	1,770	—
Net loss	$(417)	$(99)	$(3,655)	$(1,751)

Net loss per share of common stock:
Basic and diluted	$(0.02)	$(0.00)	$(0.15)	$(0.07)

Weighted-average shares of common stock outstanding:
Basic and diluted	24,900,265	23,845,659	24,506,525	23,473,849

OOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, amounts in thousands)

	Three Months Ended		Fiscal Year Ended
	January 31, 2023	January 31, 2022	January 31, 2023	January 31, 2022
Cash flows from operating activities:
Net loss	$(417)	$(99)	$(3,655)	$(1,751)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation expense	3,521	2,934	13,904	12,682
Depreciation and amortization of capital expenditures	1,034	789	3,771	3,117
Amortization of intangible assets	794	326	2,286	1,304
Amortization of operating lease right-of-use assets	730	709	2,978	2,939
Facilities consolidation charges	—	—	1,402	—
Deferred income tax benefit	—	—	(2,133)	—
Other	3	14	37	53
Changes in operating assets and liabilities:
Accounts receivable, net	(6)	(1,025)	434	(2,082)
Inventories and deferred inventory costs	(4,198)	398	(12,333)	(1,571)
Prepaid expenses and other assets	(1,156)	(247)	(2,460)	(4,609)
Accounts payable, accrued expenses and other liabilities	3,265	(1,861)	4,509	(3,599)
Deferred revenue	(268)	(155)	33	172
Net cash provided by operating activities	3,302	1,783	8,773	6,655

Cash flows from investing activities:
Proceeds from maturities and sales of short-term investments	1,805	2,575	12,705	16,805
Purchases of short-term investments	—	(2,622)	(3,869)	(17,488)
Capital expenditures	(1,304)	(1,154)	(5,211)	(4,204)
Business acquisition	—	—	(9,771)	—
Net cash provided by (used in) investing activities	501	(1,201)	(6,146)	(4,887)

Cash flows from financing activities:
Proceeds from issuance of common stock	720	126	3,397	2,706
Shares repurchased for tax withholdings on vesting of restricted stock units	(423)	(481)	(1,554)	(2,105)
Net cash provided by (used in) financing activities	297	(355)	1,843	601
Net increase in cash and cash equivalents	4,100	227	4,470	2,369
Cash and cash equivalents at beginning of period	20,037	19,440	19,667	17,298
Cash and cash equivalents at end of period	$24,137	$19,667	$24,137	$19,667

OOMA, INC.

Reconciliation of Non-GAAP Financial Measures

(Unaudited, amounts in thousands, except percentages, share and per share data)

	Three Months Ended		Fiscal Year Ended
	January 31, 2023	January 31, 2022	January 31, 2023	January 31, 2022
Revenue	$56,496	$50,489	$216,165	$192,290

GAAP gross profit	$35,959	$30,807	$137,648	$118,438
Stock-based compensation and related taxes	248	231	986	1,026
Amortization of intangible assets	139	73	430	292
Non-GAAP gross profit	$36,346	$31,111	$139,064	$119,756

Gross margin on a GAAP basis	64%	61%	64%	62%
Gross margin on a Non-GAAP basis	64%	62%	64%	62%

GAAP operating loss	$(497)	$(127)	$(5,757)	$(1,930)
Stock-based compensation and related taxes	3,563	3,004	14,155	13,077
Amortization of intangible assets and acquisition-related costs	951	326	3,824	1,304
Facilities consolidation charges	—	—	1,402	—
Non-GAAP operating income	$4,017	$3,203	$13,624	$12,451

GAAP net loss	$(417)	$(99)	$(3,655)	$(1,751)
Stock-based compensation and related taxes	3,563	3,004	14,155	13,077
Amortization of intangible assets and acquisition-related costs	951	326	3,824	1,304
Facilities consolidation charges	—	—	1,402	—
Acquisition-related income tax benefit	—	—	(2,133)	—
Non-GAAP net income	$4,097	$3,231	$13,593	$12,630

GAAP basic and diluted net loss per share	$(0.02)	$(0.00)	$(0.15)	$(0.07)
Stock-based compensation and related taxes	0.14	0.13	0.57	0.55
Amortization of intangible assets and acquisition-related costs	0.04	0.01	0.15	0.06
Facilities consolidation charges	—	—	0.06	—
Acquisition-related income tax benefit	—	—	(0.08)	—
Non-GAAP net income per basic share	$0.16	$0.14	$0.55	$0.54
Non-GAAP net income per diluted share	$0.16	$0.13	$0.54	$0.51

GAAP weighted-average basic and diluted shares	24,900,265	23,845,659	24,506,525	23,473,849
Non-GAAP weighted-average diluted shares	25,552,378	25,120,348	25,233,985	24,910,303

GAAP net loss	$(417)	$(99)	$(3,655)	$(1,751)
Reconciling items:
Interest and other income, net	(188)	(28)	(332)	(179)
Income taxes	108	—	(1,770)	—
Depreciation and amortization of capital expenditures	1,034	789	3,771	3,117
Facilities consolidation charges	—	—	1,402	—
Amortization of intangible assets and acquisition-related costs	951	326	3,824	1,304
Stock-based compensation and related taxes	3,563	3,004	14,155	13,077
Adjusted EBITDA	$5,051	$3,992	$17,395	$15,568